EXHIBIT 99.1

[GRAPHIC REMOVED HERE]

Financial Contact:

Michael J. Casey

Chief Financial Officer

MAPICS, Inc.

(678) 319-8359

mike.casey@mapics.com

MAPICS REPORTS EPS OF $0.12 (GAAP) AND $0.05 (ADJUSTED)

FOR THIRD QUARTER OF FISCAL 2003

EXPECTS ADJUSTED EPS OF $0.50 to $0.60 IN FISCAL 2004

ATLANTA (July 31, 2003)—MAPICS, Inc. (Nasdaq/NM: MAPX) today reported GAAP net income for its third fiscal quarter ended June 30, 2003, of $3.0 million, or $0.12 per share (diluted), including a $0.08 per share income tax benefit and restructuring costs of approximately $0.01 per share, compared with GAAP net income of $7.5 million, or $0.36 per share (diluted), for the same period in fiscal 2002. Total revenue for the third quarter increased by 51% to $47.1 million versus $31.3 million a year ago. License revenue was $13.6 million for the third quarter, up 44% from $9.4 million in the prior year period. Results were in line with the preliminary results previously reported by the Company.

Excluding the income tax benefit and restructuring costs, the Company reported adjusted earnings for the third quarter of $0.05 per share (diluted). The Company is providing adjusted earnings per share as additional information regarding the Company’s operating results. Adjusted earnings represent income before restructuring and acquisition charges, net of income taxes. The Company believes that this presentation of adjusted earnings per share provides useful information to investors to help identify financial and business trends relating to the Company’s results of operations.

“Completing the Frontstep integration and returning to profitability was our highest priority this quarter,” remarked Dick Cook, president and chief executive officer. “In a very short period of time, we successfully combined our operations while also stabilizing our cost structure, rolling out the new release of our SyteLine solution, winning new accounts, growing our revenues and most importantly, returning the business to profitability.”

“The marketplace remains very challenging as manufacturers still have concerns over the current economic environment.” Cook added, “However, the new MAPICS is being well received as evidenced by our 56 new customers this quarter. Additionally, the financial results for our first full quarter after the acquisition validate our integration plan and we expect to grow

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MAPICS, Inc. Reports Third Quarter Earnings

July 31, 2003

our adjusted earnings per share in the current fiscal quarter. We continue to expect that the acquisition will be accretive to earnings by the first fiscal quarter of 2004. Looking to next fiscal year, our outlook for adjusted EPS ranges from $0.50 to $0.60 for the year, reflecting improved execution across our operations.”

“Our financial position remains solid and we are continuing to explore additional opportunities that will provide MAPICS with an even greater customer base,” said Cook. “We are well positioned to participate in the enterprise solution provider consolidation activities taking place and remain focused on our primary goal of improving shareholder value.”

About MAPICS

MAPICS is the largest global solutions provider focused exclusively on manufacturing. Building on more than 25 years of industry experience and proven success, MAPICS helps manufacturers be world class by gaining market share, operating at peak efficiency, and exceeding customer expectations. MAPICS solutions include software – extended ERP, CRM, and supply chain management – and professional services. The solutions are implemented on the two industry-leading technology platforms – Microsoft and IBM.

Headquartered in Atlanta, MAPICS has implemented solutions in more than 10,000 customer sites in more than 70 countries. For more information, visit www.mapics.com.

The live broadcast of MAPICS’ quarterly conference call will be available online at www.mapics.com or www.companyboardroom.com on July 31, 2003, beginning at 5:00 p.m. (Eastern Daylight Time). The online replay will be available at approximately 7:00 p.m. (Eastern Daylight Time) and continue for 30 days.

MAPICS is a trademark of MAPICS, Inc.

Other brand and product names may be trademarks of their respective owners.

Editor’s Note: The correct usage of the MAPICS name is all capitals.

Statements in this press release or otherwise attributable to the Company regarding the Company’s business which are not historical fact, including those regarding forecasted revenues, accretion, earnings, restructuring costs, cash flow and liquidity and the future prospects of combined business, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “remains,” “being,” “continue,” “outlook,” “explore,” “improved,” “provide,” “opportunity” and similar expressions are intended to identify such forward-looking statements. Many factors could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements made by or on behalf of the Company including, without limitation, the size and timing of license transactions, the ability of the Company to accurately forecast revenue, the effect of fluctuations in the economy including the effects of any outbreak of hostilities, the effect of economic conditions on the spending patterns of the Company’s customers, the ability to maintain adequate cash flow, the ability to successfully integrate acquisitions, the ability to maintain a satisfactory credit facility, the impact of competitive products and services, our relationship with our Affiliates and suppliers, the ability to improve sales, the ability to manage costs and expenses, the availability of qualified resources, the ability to develop and enhance products, and other risks detailed in the Company’s Annual Report on Form 10-K and other filings with the SEC. The Company undertakes no obligation to revise or publicly update these forward-looking statements, whether as a result of new information or otherwise.

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MAPICS, Inc. Reports Third Quarter Earnings

July 31, 2003

MAPICS, Inc. and Subsidiaries

Selected Condensed Consolidated Financial Data

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2003	2002
Total revenue	$47,077	$31,257
Adjusted earnings*	$1,116	$2,742
Adjusted earnings per common share* (diluted)	$0.05	$0.13
Weighted average common shares (diluted)	24,790	20,596

Net income	$3,001	$7,515
Net income (loss) per common share (basic)	$0.13	$0.41
Weighted average common shares (basic)	22,729	18,356

Net income (loss) per common share (diluted)	$0.12	$0.36
Weighted average common shares (diluted)	24,790	20,596

	Nine Months Ended June 30,
	2003	2002
Total revenue	$116,212	$97,757
Adjusted earnings*	$1,220	$7,178
Adjusted earnings per common share* (diluted)	$0.05	$0.35
Weighted average common shares (diluted)	22,552	20,544

Net income (loss)	$2,954	$9,704
Net income (loss) per common share (basic)	$0.14	$0.53
Weighted average common shares (basic)	20,510	18,343

Net income per common share (diluted)	$0.13	$0.47
Weighted average common shares (diluted)	22,552	20,544

*Adjusted earnings is income before income tax expense (benefit) excluding restructuring costs and acquisition costs, net of income taxes.

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MAPICS, Inc. Reports Third Quarter Earnings

July 31, 2003

MAPICS, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2003	2002	2003	2002
Revenue:
License	$13,558	$9,439	$32,346	$30,991
Services	33,519	21,818	83,866	66,766

Total revenue	47,077	31,257	116,212	97,757

Operating expenses:
Cost of license revenue	5,016	3,742	13,215	11,136
Cost of services revenue	15,057	7,935	34,872	25,120
Selling and marketing	14,549	9,164	38,237	25,852
Product development	5,221	3,168	13,531	12,438
General and administrative	5,158	2,910	14,035	11,076
Acquisition costs	—	—	—	(1,000)
Restructuring costs	342	—	592	4,707

Total operating expenses	45,343	26,919	114,482	89,329

Income from operations	1,734	4,338	1,730	8,428
Interest expense, net	(267)	(17)	(341)	(601)

Income before income tax benefit and extraordinary item	1,467	4,321	1,389	7,827
Income tax benefit	(1,534)	(3,512)	(1,565)	(2,195)

Income before extraordinary item	3,001	7,833	2,954	10,022
Loss on debt extinguishments, net of income tax benefit	—	(318)	—	(318)

Net income	$3,001	$7,515	$2,954	$9,704

Net income per common share – BASIC:
Income before extraordinary item	$0.13	$0.43	$0.14	$0.55
Loss on debt extinguishments, net of income tax benefit	—	(0.02)	—	(0.02)

Net income	$0.13	$0.41	$0.14	$0.53

Weighted average number of common shares outstanding	22,729	18,356	20,510	18,343

Net income per common share – DILUTED:
Income before extraordinary item	$0.12	$0.38	$0.13	$0.49
Loss on debt extinguishments, net of income tax benefit	—	(0.02)	—	(0.02)

Net income	$0.12	$0.36	$0.13	$0.47

Weighted average number of common shares and common equivalent shares outstanding	24,790	20,596	22,552	20,544

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MAPICS, Inc. Reports Third Quarter Earnings

July 31, 2003

MAPICS, Inc. and Subsidiaries

Adjusted Earnings Reconciliation

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2003	2002	2003	2002
Income before income tax expense and extraordinary item	$1,467	$4,321	$1,389	$7,827
Add Back:
Acquisition Costs	—	—	—	(1,000)
Restructuring costs	342	—	592	4,707

Adjusted earnings before income tax expense	1,809	4,321	1,981	11,534
Income tax expense	693	1,579	761	4,356
Effective Tax Rate	38.3%	36.5%	38.4%	37.8%

Adjusted earnings	$1,116	$2,742	$1,220	$7,178

Adjusted earnings per common shares (diluted)	$0.05	$0.13	$0.05	$0.35

Weighted average common shares (diluted)	24,790	20,596	22,552	20,544

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MAPICS, Inc. Reports Third Quarter Earnings

July 31, 2003

MAPICS, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	September 30,
	2003	2002
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$22,602	$23,661
Accounts receivable, net	36,893	25,428
Deferred royalties and commissions	14,591	16,403
Other current assets, net	11,978	6,727

Total current assets	86,064	72,219
Property and equipment, net	6,899	3,596
Computer software costs, net	27,858	16,739
Other intangible assets, net	63,739	7,056
Other non-current assets, net	3,940	8,500

Total assets	$188,500	$108,110

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$42,012	$28,425
Current portion of debt	8,000	—
Restructuring reserve, current	4,310	1,300
Deferred license revenue	15,488	18,893
Deferred services revenue	56,099	40,969

Total current liabilities	125,909	89,587
Long term debt	11,000	—
Restructuring reserve, non-current	1,752	2,298
Other non-current liabilities	1,043	1,265

Total liabilities	139,704	93,150
Total shareholders’ equity	48,796	14,960

Total liabilities and shareholders’ equity	$188,500	$108,110

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MAPICS, Inc. Reports Third Quarter Earnings

July 31, 2003

MAPICS, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2003	2002
Cash flows from operating activities:
Net income	$3,001	$7,515
Adjustments to reconcile net income to net cash
Provided by (used for) operating activities:
Depreciation	812	551
Amortization	2,622	1,732
Provision for bad debts	292	(197)
Loss on early extinguishments of debt	—	491
Deferred income taxes	765	1,378
Other non-cash items, net	247	(81)
Changes in operating assets and liabilities:
Accounts receivable	(2,893)	531
Deferred royalties & commissions	1,744	(842)
Other assets, current & non-current	(763)	(1,295)
Restructuring reserve, current & non-current	(3,101)	(530)
Deferred license revenue	(1,650)	958
Deferred services revenue	(210)	(1,494)
Other liabilities, current & non-current	(1,418)	(1,963)

Net cash provided by (used for ) operating activities	(552)	6,754

Cash flows from investing activities:
Purchases of property and equipment	(520)	(166)
Additions to computer software costs	(2,085)	(1,747)
Purchases of computer software	—	—
Acquisition related costs	(109)	—

Net cash used for investing activities	(2,714)	(1,913)

Cash flows from financing activities:
Proceeds from long-term debt and revolving credit facility	—	8,428
Principal repayments of long-term debt and revolving credit facility	—	(15,614)
Payment of debt issuance costs	(67)	—
Other financing activities, net	3	209

Net cash used for financing activities	(64)	(6,977)

Net decrease in cash and cash equivalents	(3,330)	(2,136)
Cash and cash equivalents at beginning of period	25,932	24,971

Cash and cash equivalents at end of period	$22,602	$22,835

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MAPICS, Inc. Reports Third Quarter Earnings

July 31, 2003

MAPICS, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended June 30,
	2003	2002
Cash flows from operating activities:
Net income	$2,954	$9,704
Adjustments to reconcile net income to net cash
Provided by (used for) operating activities:
Depreciation	2,026	1,732
Amortization	6,594	5,410
Provision for bad debts	1,739	900
Loss on early extinguishments of debt	—	491
Deferred income taxes	(709)	2,476
Settlement of acquisition related escrow	—	(1,000)
Other non-cash items, net	644	189
Changes in operating assets and liabilities:
Accounts receivable	4,871	9,111
Deferred royalties & commissions	4,177	623
Other assets, current & non-current	603	(773)
Restructuring reserve, current & non-current	(3,127)	3,369
Deferred license revenue	(3,405)	(4,552)
Deferred services revenue	(3,666)	(277)
Other liabilities, current & non-current	(3,668)	(3,487)

Net cash provided by operating activities	9,033	23,916

Cash flows from investing activities:
Purchases of property and equipment	(1,712)	(703)
Additions to computer software costs	(4,066)	(4,077)
Purchases of computer software	—	(102)
Acquisitions, net of cash acquired	(2,786)	—

Net cash used for investing activities	(8,564)	(4,882)

Cash flows from financing activities:
Proceeds from long-term debt and revolving credit facility	21,700	8,428
Principal repayments of long-term debt and revolving credit facility	(22,757)	(23,090)
Payment of debt issuance costs	(757)	—
Other financing activities, net	286	386

Net cash used for financing activities	(1,528)	(14,276)

Net increase (decrease) in cash and cash equivalents	(1,059)	4,758
Cash and cash equivalents at beginning of period	23,661	18,077

Cash and cash equivalents at end of period	$22,602	$22,835

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